THIRD AMENDMENT TO MORTGAGE WAREHOUSING AGREEMENT
This Third Amendment to Mortgage Warehousing Agreement (“Third Amendment”) to Mortgage Warehousing Agreement is made as of September 26, 2012, by and among M/I Financial Corp. (“Borrower”), the Lenders (as defined below) and Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITALS
A.    Borrower entered into that certain Mortgage Warehousing Agreement (as amended, restated or otherwise modified from time to time, the “Mortgage Warehousing Agreement”) dated April 18, 2011, by and among the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively the “Lenders”), Agent and Borrower.
B.    Borrower has requested that Agent and the Lenders make certain amendments to the Mortgage Warehousing Agreement and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Third Amendment.
NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:
1.    Section 1.1 of the Mortgage Warehousing Agreement is amended to add the following definitions:
“Change in Law” shall mean the occurrence, after the Effective Date, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to any Lender or Agent on such date, or (ii) any change in interpretation, administration or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a "Change in Law", regardless of the date enacted, adopted, issued or implemented.
“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank).

2.	Section 6.1(e)(ii) of the Mortgage Warehousing Agreement is amended and restated in its entirety as follows:
“(ii) the aggregate principal amount of all such Funded Debt (such amounts to include the aggregate commitments applicable to such Funded Debt) at any one time outstanding plus the Revolving Credit Aggregate Commitment hereunder, shall not exceed $100,000,000;”

3.	Section 9.3 of the Mortgage Warehousing Agreement is amended to delete the words:
“If, after the date of this Agreement, the adoption or introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective LIBOR Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency”
and replace them with:
“If any Change in Law”

4.	Section 9.4(a) of the Mortgage Warehousing Agreement is amended to delete the words:
“(a)    If, after the Effective Date, the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines”
and replace them with:
“If any Change in Law”

5.	Section 9.4(b) of the Mortgage Warehousing Agreement is amended and restated in its entirety as follows:
“(b)    Notwithstanding the foregoing, however, Borrower shall not be required to pay any increased costs under Sections 9.3 or 9.4 for any period ending prior to the date that is 180 days prior to the making of a Lender’s initial request for such additional amounts (provided that this provision will not apply to any increased costs resulting from a Change in Law of the type referred to in clauses (x), (y) or (z) of the definition thereof), unless the applicable Change in Law is effective retroactively to a date more than 180 days prior to the date of such request, in which case a Lender’s request for such additional amounts relating to the period more than 180 days prior to the making of the request must be given not more than 180 days after such Lender becomes aware of the applicable Change in Law resulting in such increased costs.”

6.	This Third Amendment shall become effective (according to the terms hereof) on the date (the “Third Amendment Effective Date”) that the following conditions have been fully satisfied:

(a)
Agent shall have received via facsimile or other form of electronic delivery (followed by the prompt delivery of original signatures) counterpart originals of this Third Amendment, in each case duly executed and delivered by the Agent, Borrower and the Lenders.

(b)	Borrower shall have paid to the Agent all fees or amounts, if any, that are due and owing to the Agent as of the Third Amendment Effective Date.

7.
Borrower and each of the undersigned hereby represents and warrants that, after giving effect to the amendments to the Mortgage Warehousing Agreement contained herein, (a) the execution and delivery of this Third Amendment are within such party’s corporate powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Third Amendment, of any governmental body, agency or authority, and this Third Amendment and the Mortgage Warehousing Agreement (as amended herein) will constitute the valid and binding obligations of such undersigned party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 4 of the Mortgage Warehousing Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the Third Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

8.
Borrower and Lenders each hereby ratify and confirm their respective obligations under the Mortgage Warehousing Agreement, as amended by this Third Amendment and agree that the Mortgage Warehousing Agreement hereby remains in full force and effect after giving effect to this Third Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Mortgage Warehousing Agreement” shall be references to the Mortgage Warehousing Agreement as amended by this Third Amendment.

9.
Except as specifically set forth above, this Third Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Mortgage Warehousing Agreement or any of the Notes issued thereunder, or to constitute a waiver by the Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Mortgage Warehousing Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

10.	Unless otherwise defined to the contrary herein, all capitalized terms used in this Third Amendment shall have the meaning set forth in the Mortgage Warehousing Agreement.

11.	This Third Amendment may be executed in counterpart in accordance with Section 11.9 of the Mortgage Warehousing Agreement.

12.	This Third Amendment shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflict of laws.

13.
As a condition of the above amendments and waiver, Borrower waives, discharges, and forever releases Agent, Lenders and their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions known to Borrower that Borrower has or may have had at any time up through, and including, the date of this Third Amendment, against any or all of the foregoing in connection with the Mortgage Warehousing Agreement, including the Third Amendment thereto regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Agent’s or such Lender’s actions or omissions.

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IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Third Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.
M/I FINANCIAL CORP.

By:
Name:
Title:

COMERICA BANK, as Agent and a Lender

By:
Name:
Title:

THE HUNTINGTON NATIONAL BANK, as a Lender

By:
Name:
Title:

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